       COVER

                           Exhibit 99(g)

              SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN
             Financial Statements and Supplemental Schedules
                        (Modified Cash Basis)
                     December 31, 1996 and 1995


               (With Independent Auditors' Report Thereon)


       INDEX

               SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN

        Financial Statements and Supplemental Schedules
                     (Modified Cash Basis)

                  December 31, 1996 and 1995



                       Table of Contents

                                                          Page


Independent Auditors' Report                                     1

Consent of Independent Auditors                                  2

Statements of Net Assets Available for Plan
  Benefits (Modified Cash Basis) - December 31,
  1996 and 1995                                                  3

Statements of Changes in Net Assets Available
  for Plan Benefits (Modified Cash Basis) - Years
  ended December 31, 1996 and 1995                               4

Notes to Financial Statements (Modified Cash
  Basis)                                                      5-12



Supplemental Schedules - (Modified Cash Basis)

Item 27a - Schedule of Assets Held for Investment
  Purposes (Modified Cash Basis) - December 31,
  1996 Schedule 1

Item 27d - Schedule of Reportable Transactions
  (Modified Cash Basis) - Year ended December 31,
  1996 Schedule 2

                 Independent Auditors' Report

The Thrift Plan Committee
Southern Pacific Rail Corporation Thrift Plan:

We have audited the accompanying statements of net assets available for plan benefits (modified cash basis) of Southern Pacific Rail Corporation Thrift Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits (modified cash basis) for the years then ended, and the supplemental schedules as listed in the accompanying table of contents. These financial statements and supplemental schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in note 2(a), these financial statements and supplemental schedules were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Southern Pacific Rail Corporation Thrift Plan as of December 31, 1996 and 1995, and changes in net assets available for benefits for the years then ended, on the basis of accounting described in note 2(a).

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) Item 27a - Schedule of Assets Held for Investment Purposes (Modified Cash Basis), and (2) Item 27d - Schedule of Reportable Transactions (Modified Cash Basis) are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/ KPMG Peat Marwick LLP

San Francisco, California
June 20, 1997

                 SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN

     Statements of Net Assets Available for Plan Benefits
                     (Modified Cash Basis)

                    December 31, 1996 and 1995


                                                          1996         1995
                                                     ------------  ------------
Assets:
  Investments, at fair value
  (Note 3):
   Common stock fund                                $  2,707,119     2,148,384
   Commingled funds                                   62,546,639    43,290,298
   Short-term investments                              4,443,075     3,010,085
                                                    ------------  ------------
                                                      69,696,833    48,448,767
  Investments, at contract value
  (note 3):
   Fixed income annuity contracts                    118,576,813   127,786,622
                                                    ------------  ------------
      Total investments                              188,273,646   176,235,389

  Receivable from broker                                  19,417         8,726
  Investment income receivable                           695,265       730,618
                                                    ------------  ------------
      Total assets                                  $188,988,328  $176,974,733
                                                    ------------  ------------
Liabilities:
  Unsettled stock sale                                     1,412         6,815
                                                    ------------  ------------

Net assets available for
  plan benefits                                     $188,986,916  $176,967,918
                                                    ============  ============

See accompanying nots to financial statements

               SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN
     Statements of Changes in Net Assets Available for Plan
                            Benefits
                     (Modified Cash Basis)

             Years ended December 31, 1996 and 1995



                                                    1996         1995
                                               ------------   ------------
Additions to net assets attributed to:
  Investment income:
   Interest                                    $  8,325,983   $  8,929,902
   Dividends                                         14,673             25
   Net appreciation in fair value of
    investments (Note 3)                          9,741,416     11,757,093
                                               ------------   ------------
      Total investment income                    18,082,072     20,687,020
                                               ------------   ------------
  Contributions:
   Employer                                       2,816,930      2,908,910
   Participants                                   6,507,155      6,645,656
                                               ------------   ------------
      Total contributions                         9,324,085      9,554,566
                                               ------------   ------------
      Total additions                            27,406,157     30,241,586

Deductions from net assets attributed to:
  Distributions to participants - cash           14,963,502     15,021,561
  Distributions to participants - non-cash              --      10,649,546
  Investment and administrative expenses            423,657        345,212
                                               ------------   ------------

      Total deductions                           15,387,159     26,016,319
                                               ------------   ------------
Increase in net assets available for
  plan benefits                                  12,018,998      4,225,267

Net assets available for plan
  benefits:
  Beginning of year                             176,967,918    172,742,651
                                               ------------   ------------

  End of year                                  $188,986,916   $176,967,918
                                               ============   ============



See accompanying notes to financial statements.

                       SOUTHERN PACIFIC RAIL CORPORATION
                                 THRIFT PLAN

                        Notes to Financial Statements
                           (Modified Cash Basis)



(1)   Description of Plan

   (a)  General

   The following description of the Southern Pacific Rail Corporation Thrift Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   The Plan is a defined contribution plan which was established by Rio Grande Holding, Inc. (RGH) on January 1, 1982 as an individual account savings and investment plan for employees of RGH and its subsidiaries (the RGH participants). RGH is a wholly owned subsidiary of Southern Pacific Rail Corporation (SPRC). SPRC adopted the Plan and became its sponsor. SPRC and its subsidiaries that are participating in the Thrift Plan are collectively referred to as the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   Southern Pacific Transportation Company's employees not subject to a collective bargaining agreement and not paid on an hourly basis are eligible to participate in the Plan any time after the first anniversary of their employment if they have not incurred a break in service. In addition, certain employees which are currently covered under collective bargaining agreements who were previously not covered have been allowed to continue participation in the Plan.

   On February 1, 1994, the Plan amended its eligibility requirement, allowing new employees to participate immediately in the Thrift Plan and to accept rollovers.

    (b) Contributions

   Plan participants may elect to make employee contributions in an amount not less than 1% nor more than 16% of their salary. These contributions may be made on either an after-tax or a before-tax basis, or a combination of the two, provided the total contribution does not exceed the lesser of 16% of salary or the applicable Internal Revenue Code annual limitation of $9,500. The employer matches the first 3% of employee contributions (whether before-tax or after-tax) on a dollar-for-dollar basis. All contributions are subject to limitations imposed by the Internal Revenue Code such as those under Sections 401(a)(17), 401(k), 401(m), 402(g) and 415.

   (c)  Participant's Accounts

   Each participant's account is credited with his or her own contributions, employer contributions and an allocation of the Plan's earnings (or losses) based on the type of investments selected and their performance. The allocation of earnings (or losses) is based on each participant's account balance by investment type.

   (d)  Vesting

   Participant and employer contributions are fully vested when made.

                 SOUTHERN PACIFIC RAIL CORPORATION
                             THRIFT PLAN

                   Notes to Financial Statements
                       (Modified Cash Basis)

   (e)  Investment Options

   Upon enrollment in the plan, a participant may direct contributions in 1% increments in any of six investment options:

        Fixed Investment Fund - Funds are invested in high quality investment contracts with a diversified group of insurance companies, banks and other financial institutions.

        Value Equity Fund - Funds are invested in shares of the Invesco Retirement Trust Equity Fund (a trust company commingled fund). The fund primarily invests in common stocks and securities convertible into common stock.

        Balanced Fund - Funds are invested in shares of the Invesco Retirement Trust Flex Fund (a trust company commingled fund). The fund contains a mix of stocks and high quality bonds.

        International Equity Fund - Funds are invested in the Capital Guardian International (Non-U.S.) Equity Fund (a trust company commingled fund). The fund invests in a portfolio comprised primarily of securities of non-U.S. issuers and securities whose principal markets are outside of the United States.

        Stock Fund - Funds are invested in common stock of Union Pacific Rail Corporation.

        Growth Equity Fund - Funds are invested in shares of the Invesco Trust Company Common Stock Fund (a trust company commingled fund). The funds consists primarily of small and large capitalization stocks with strong earnings growth.

   Participants may change their investment options monthly.

   Effective December 31, 1994 SFP Stock and SFP subsidiary stock (which was held in the SFPAC stock fund) was eliminated from the plan as an investment option. Each participant whose account was invested in that fund was permitted to elect to withdraw, in kind, shares of stock with a fair market value equal to the total value allocated to the participants After-Tax Contributions Account and Company matching contributions account as of the date of withdrawal. All such shares not withdrawn were sold and the proceeds were invested in the Fixed Investment Fund.

   (f)  Resources Stock Fund

   In September 1996, Union Pacific Corporation's (UPC) Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group ("Resources") common stock owned by UPC ("the Spin-Off"). As a result of the Spin-Off, each of UPC's stockholders received
   0.846946 of a share of Resources common stock for each share of UPC common stock held by such shareholders at the September 26, 1996 record date for the distribution. The shares were transferred at market value from the UPC Stock Fund to the Resources Stock Fund. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of UPC common stock held in the Fund. The shares received have been placed in the Resources Stock Fund ("Resources Stock"). Future contributions to Resources Stock Fund are not permitted.

                SOUTHERN PACIFIC RAIL CORPORATION
                        THRIFT PLAN

                 Notes to Financial Statements
                    (Modified Cash Basis)

   (g)  Payment of Benefits

   Benefits are payable to a participant upon retirement, disability, death or termination of employment. Subject to certain hardship rules and limits, a participant may also withdraw employer or employee contributions under other circumstances. The benefit to which a participant is entitled is the benefit that can be provided from that participant's account net of any witholding for federal income taxes.


   (h)  Investment Management Fee and Administrative Expenses

   In 1996 and 1995 respectively, the Plan paid investment management fees of $418,047 and $304,230. Administration expenses paid totaled $5,610 and $40,982 respectively. The majority of administrative expenses in both 1996 and 1995 were paid by the Company.

   (i)  Plan Termination

   SPRC may terminate the Plan at any time. In the event of termination, Plan net assets will be allocated and distributed to the participants based on their respective account balances.

(2) Summary of Significant Accounting Policies

   (a)  Basis of Accounting

   The accounts of the Plan are maintained, and the accompanying financial statements and information have been prepared, on the cash basis modified to carry investments at fair value, and to reflect the accrual of investment income and brokerage transactions. Consequently, revenues and related assets are recognized when received rather than when earned except for investment carrying value, investment income and brokerage transactions and expenses are recognized when paid rather than when the obligation is incurred. Accordingly, the financial statements are not intended to present net assets available for plan benefits and changes in net assets available for plan benefits in accordance with generally accepted accounting principles.

   (b)  Investment Valuation and Income Recognition

   The plan's assets are stated at fair value except for its investment contracts which are valued at contract value. Shares of commingled funds are valued at quoted market prices which represent the net asset value of shares held by the plan at year end. The stock is valued at its quoted market price. The investment contracts held in the fixed investment fund are fully benefit responsive and as such are valued at contract value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals. Purchases and sales of securities are recorded on a trade-date basis. Investment income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The difference between cost and market value from one period to the next is recognized a net appreciation in fair value of investments in the accompanying state of changes in net assets available for benefits.

   (c)  Use of Estimates

   The preparation of the financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN

                  Notes to Financial Statements
                      (Modified Cash Basis)

(3) Investments

   Chase Manhattan Bank, trustee of the plan, held the Plan's investments and executed transactions therein. The following table presents the fair value of the underlying investments at December 31, 1996 and 1995. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                      December 31,
                                                --------------------------
                                                    1996          1995
                                                ------------  ------------

    Fixed income annuity contracts, at
      contract value:
       Allstate Life Insurance Company:
         Group Annuity Contract No. 5572,
           6.45%, April 1, 1999                 $ 5,918,697    $ 5,560,072
         Group Annuity Contract No. 5607,
           7.32%, June 1, 1999                    1,036,254      1,036,054
       CDC Investment Management Company:
         Contract No. 114-01, 6.62%,
           April 15, 1998                         5,088,226      5,088,338
       Canada Life Assurance Company:
         Contract No. 45842, 7.17%,
           July 1, 1999                           5,146,283      5,144,331
       Commonwealth Life Insurance Co.:
         ADA-00288-ST, floating interest rate,
           perpetual with 30 day notice
           for termination                        3,482,213      3,288,032
       Continental Life Assurance Co.:
         Group Annuity Contract
           No. 12664, 8.51%, May 1, 1997          2,631,544      4,849,691
         Group Annuity Contract
           No. 12750, 7.08%, March 29, 1996             --       6,472,139
         Group Annuity Contract
           No. 3000-11D,
           7.86%, January 12, 1996                      --          93,425
       John Hancock Mutual Life Insurance Co.
         Guaranteed Investment Contract
           No. 7942, 6.56%, May 1, 2004           5,450,114      5,113,392
         Insurance Contract No. 7767,
          variable rate, February 1, 2000         3,014,309        502,272

   *Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.

                SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN

                  Notes to Financial Statements
                      (Modified Cash Basis)

                                                     December 31,
                                               --------------------------
                                                    1996         1995
                                               ------------   ------------

         Insurance Contract No. 8653,
          6.54%, November 22, 1999              $ 5,046,206   $       --
       Mass Mutual Insurance Co.:
         Guaranteed Investment Contract
          No. 10479, 6.88%, July 5, 2002          4,586,252     5,349,948
         Guaranteed Investment Contract
          No. 10744, 6.11%, July 5, 2002          7,716,349     8,867,525
       Metropolitan Life Insurance
          Co.: Group Annuity Contract
          No. 12500, 8.18%, September 2, 1996           --      4,743,721
         Group Annuity Contract No. 14018,
           7.6%, January 2, 2001                  3,313,839     2,140,405
       New York Life Insurance Co.:
         Group Annuity Contract No. 06200,
          8.35%, May 13, 1996                           --      5,230,423
         Group Annuity Contract No. 06497,
          6.98%, February 2, 1997                 5,287,973     5,287,805
         Group Annuity Contract No. 06497-004,
          6.65%, October 31, 1995                 6,008,666           --

       Peoples Security Life Insurance Co.:
         Contract No. 00064TR-4, 7.87%,
           July 20, 1999                          4,971,858     4,968,837
         Contract No. 00064TR-3, 6.14%,
          February 25, 1998                       3,950,794     4,881,605
         Contract No. 00064TR-2, 6.45%,
           November 15, 2000                      4,841,077     4,805,026
         Contract No. 00064TR-1,
          6.17%, May 17, 1999                     4,906,845     4,869,542
       Provident Life and Accident
          Insurance Co. Contract
           No. 630-05805*, 7.00%,
           various maturity
           dates through July 31, 1997           20,831,515    20,835,513
       Prudential Insurance Co.:
         Group Annuity Contract No. 748715,
          6.16%, September 30, 1998               1,236,058     2,046,495
         Group Annuity Contract No. 7375,
          7.31%, April 18, 1996                         --      6,382,539
         Group Annuity Contract No. 7395-212,
           7.05%, April 18, 1996                $       --    $ 4,425,824

   *Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.

                                                        December 31,
                                               --------------------------
                                                    1996         1995
                                               ------------   ------------

       Prudential Investments - MBIA
         Group Annuity Contract No.
          7375-211, 7.31%, July 25, 1997        $ 3,407,298   $       --
         Group Annuity Contract No.7375-212
          7.05%, December 1, 1998                 4,737,845           --
       Sun Life Assurance Co.:
         Contract No. S-0905-G, 7.28%,
          June 10, 1999                           5,966,598     5,561,706
       Traveler's Insurance Co.:
         Group Annuity Contract
          No. 13999,
          8.20%, March 1, 1996                          --        241,962
                                               ------------  -------------
           Total fixed income annuity
            contracts                           118,576,813   127,786,622
                                               ------------  ------------

       Common Stock Fund, at market
          value:
         Southern Pacific Rail Corporation              --      2,148,384
         Union Pacific Corporation                2,078,341           --
         Union Pacific Resources Group              628,778           --
                                               ------------   -----------
               Total common stock fund            2,707,119     2,148,384
                                               ------------   -----------
       Commingled Funds, at market
          value:
         Value Equity Fund:
             Invesco Institutional
             Series Trust Equity Fund*           34,779,427    26,940,068
         Balanced Fund:
          Invesco Institutional Series
          Trust Flex Fund*                       16,683,492    11,050,017
         Growth Equity Fund:
          Invesco Common Stock Fund               7,495,640     3,156,291
         International Equity Fund:
          CGTC International Non-U.S.
          Equity Record                           3,588,080     2,143,922
                                               ------------  ------------
               Total commingled funds            62,546,639    43,290,298
                                               ------------  ------------
       Short term investments, at
          market value:
         Chase Temporary Investment Fund          4,443,075     3,010,085
                                               ------------  ------------
               Total investments               $188,273,646  $176,235,389
                                               ============  ============

   *Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.

                        SOUTHERN PACIFIC RAIL CORPORATION
                                 THRIFT PLAN

                          Notes to Financial Statements
                             (Modified Cash Basis)

   Net appreciation in the fair value of the Plan's investments (including investments bought, sold, as well as held during the year) for the years ended December 31, 1996 and 1995 is summarized as follows:


                                                  1996         1995
                                              -----------    -----------


       Common stock                           $   695,489  $   496,813
       Commingled funds                         9,045,927   11,260,278
                                              -----------  -----------
                                              $ 9,741,416  $11,757,091
                                              ===========  ===========

(4)     Tax Status

   The Plan was amended on April 9, 1995. This revision amended and restated the Plan to reflect changes required by the Tax Reform Act of 1986. The Plan received a favorable determination letter from the Internal Revenue Service on February 8, 1996 which stated that the Plan is qualified under the provisions of Section 401(a) of the Internal Revenue Code, as amended, and exempt from federal income taxes under Section 501(a).

(5)     Related Party Transaction

   Certain Plan investments are shares of temporary investment funds managed by Chase Manhattan Bank. Chase Manhattan Bank is the trustee as defined by the Plan, by the Plan and qualifies as a party-in-interest. Investment and administrative expenses paid to the trustee by the Plan amounted to $4,500 and $12,364 for the year ended December 31, 1996 and 1995, respectively. In addition, as of September 11, 1996 (the merger date) the Plan held stock issued by Union Pacific Corporation. Prior to the merger, the Plan held stock issued by the Plan sponsor, Southern Pacific Rail Corporation (Note 6).

(6)     Merger with Union Pacific

   On September 11, 1996, a subsidiary of Union Pacific Corporation (UPC) completed its acquisition of SPRC through an exchange of cash and UPC stock for all of the outstanding shares of SPRC not already owned by UPC. As a result, SPRC shares owned by the Plan were exchanged for a combination of cash and UPC stock. The 90,162 shares owned by the Plan were converted into 25,601 shares of UPC stock and $679,525 of cash was transferred to the Fixed Investment Fund. Also, the Plan was amended to permit Plan participants to invest in UPC stock to replace the previous option to invest in SPRC stock. Therefore, the common stock fund represents shares of UPC at December 31, 1996 and shares of SPRC at December 31, 1995.

                SOUTHERN PACIFIC RAIL CORPORATION
                          THRIFT PLAN

                  Notes to Financial Statements
                     (Modified Cash Basis)

(7)     Voluntary Compliance Resolution Applications

   In December of 1996, the Plan administrator filed a Voluntary Compliance Resolution (VCR) application with the Internal Revenue Service relating to operational defects of the Plan. The defects identified are 1) the existence of unallocated amounts in a suspense account resulting from the transfer of assets and liabilities from the Santa Fe Southern Pacific Savings and Investment Plan, 2) contributions made on behalf of one participant exceeded the limit under Section 415 of the Internal Revenue Code of 1986, 3) in two instances, the Plan administrator ceased making installment payments to participants at their request without making an immediate lump sum distribution as required under the Plan, 4) one participant received an overpayment, and 5) the Plan administrator incorrectly calculated the installment payments for one participant and began commencement of the installment payments two months late. The IRS had not yet responded to this VCR application. The Plan administrator is currently in the process of reviewing the Plan activity, determining the necessary corrections and the magnitude of those corrections. The Plan administrator expects that the proposed corrections will be accepted by the IRS with no adverse implications to the Plan's tax status.

   In October 1994, the Plan Administrator filed a Voluntary Compliance Resolution (VCR) application with the IRS relating to the failure to timely distribute the minimum distribution required under section 401(a)(9) to one employee. The Plan sponsor corrected the situation by distributing to the employee from her account the required amounts due of approximately $66,158. During 1996 the VCR application and proposed correction was accepted by the IRS with no adverse implications to the Plan's tax status.

(8) Subsequent Event

   Effective May 1997, the Plan changed the Trustee and Administrator of the Plan from Chase Manhattan and Howard Johnson, respectively, to Vanguard. The Plan's assets were transferred to Vanguard in May 1997.

                SOUTHERN PACIFIC RAIL CORPORATION
                        THRIFT PLAN

                Notes to Financial Statements
                    (Modified Cash Basis)

(9) Fund Information

   Investments, investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1996 and 1995:
                                      Year Ended           Year Ended
                                      December 31,        December 31,
                                        1996                 1995
                                      ------------       ------------

   Investments:
     Fixed Investment Fund            $123,019,888       $130,769,265
     Value Equity Fund                  34,779,427         26,940,068
     Balanced Fund                      16,683,492         11,050,017
     International Equity Fund           3,588,080          2,143,922
     Stock Fund                          2,078,775          2,175,826
     Resources Stock Fund                  628,344                 --
     Growth Equity Fund                  7,495,640          3,156,291
                                      ------------       ------------
                                      $188,273,646       $176,235,389
                                      ------------       ------------
   Investment Income:
     Fixed Investment Fund            $  8,325,983       $  8,854,248
     Value Equity Fund                   5,705,655          6,453,492
     SFPAC Stock Fund                           --          2,097,637
     Balanced Fund                       2,011,292          2,096,786
     International Equity Fund             385,150            244,050
     Stock Fund                            701,234            502,259
     Resources Stock Fund                    8,928                 --
     Growth Equity Fund                    943,830            438,548
                                      ------------       ------------
                                      $ 18,082,072       $ 20,687,020
                                      ------------       ------------
   Contributions:
     Fixed Investment Fund            $  5,148,402       $  5,937,853
     Value Equity Fund                   2,105,276          2,070,458
     SFPAC Stock Fund                           --                 --
     Balanced Fund                       1,083,166            922,664
     International Equity Fund             307,963            219,556
     Stock Fund                            134,221            139,387
     Resources Stock Fund                       --                 --
     Growth Equity Fund                    545,057            264,648
                                      ------------       ------------
                                      $  9,324,085       $  9,554,566
                                      ------------       ------------
   Distributions to Participants:
     Fixed Investment Fund            $ 12,255,829       $ 12,358,036
     Value Equity Fund                   1,731,128          1,608,570
     SFPAC Stock Fund                           --         11,104,648
     Balanced Fund                         644,223            386,990
     International Equity Fund              67,148             60,238
     Stock Fund                             52,701             71,246
     Resources Stock Fund                       --                 --
     Growth Equity Fund                    212,473             81,379
                                      ------------       ------------
                                      $ 14,963,502       $ 25,671,107
                                      ------------       ------------

                                                                                                  Schedule 1
                                                                                                 Page 1 of 3

                        SOUTHERN PACIFIC RAIL CORPORATION
                                   THRIFT PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes
                              (Modified Cash Basis)

                          Year ended December 31, 1996



                                                                                                   Cost        Current
                 Description of Investment                                                         basis        value
--------------------------------------------------------------------------------------------       -----        -----
Investment Contracts:
  Fixed Investment Fund:
   Allstate Life Insurance Company           6.45% investment contract due April 1, 1999      $ 5,918,697 $ 5,918,697
   Allstate Life Insurance Company           7.32% investment contract due June 1, 1999         1,036,254   1,036,254
   CDC Investment Management Company         6.62% investment contract due April 15, 1998       5,088,226   5,088,226
   Canada Life Assurance Company             7.17% investment contract due July 1, 1999         5,146,283   5,146,283
   Commonwealth Life Insurance Company       Floating rate contract, 30 day termination notice  3,482,213   3,482,213
   Continental Life Assurance Company        8.51% investment contract due May 1, 1997          2,631,544   2,631,544
   John Hancock Mutual Life Insurance
    Company                                  6.56% investment contract due May 1, 2004          5,450,114   5,450,114
   John Hancock Mutual Life Insurance
    Company                                  Variable rate investment contract
                                                 due February 1, 2000                           3,014,309   3,014,309
   John Hancock Mutual Life Insurance
    Company                                  6.54% investment contract due November 22, 1999    5,046,206   5,046,206
   Mass Mutual Insurance Company             Variable investment contract due July 5, 2002      4,586,252   4,586,252
   Mass Mutual Insurance Company             Variable investment contract due July 5, 2002      7,716,349   7,716,349
   Metropolitan Life Insurance Company       6.8% investment contract due January 2, 2001       3,313,839   3,313,839
   New York Life Insurance Company           7.33% investment contract due February 3, 1997     5,287,973   5,287,973
   New York Life Insurance Company           6.94% investment contract due February 25, 1998    6,008,666   6,008,666
   Peoples Security Life Insurance
    Company                                  6.45% investment contract due May 1, 1997          3,950,794   3,950,794
   Peoples Security Life Insurance
    Company                                  6.14% investment contract due May 1, 1997          4,906,845   4,906,845
   Peoples Security Life Insurance
    Company                                  6.17% investment contract due April 25, 1997       4,841,077   4,841,077
   Peoples Security Life Insurance
    Company                                  7.87% investment contract due April 25, 1997       4,971,858   4,971,858
   Provident Life and Accident
    Insurance Company                        Investment contract due                           20,831,515  20,831,515

                                                                                Schedule 1
                                                                                ----------
                                                                                Page 2 OF 3
                        SOUTHERN PACIFIC RAIL CORPORATION
                                   THRIFT PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes
                              (Modified Cash Basis)

                          Year ended December 31, 1996


                                                                                                Cost        Current
                 Description of Investment                                                      basis        value
--------------------------------------------------------------------------------------------    -----        -----
   Prudential Insurance Company   6.16% investment contract due September 30, 1998           $ 1,236,058  $ 1,236,058
   Prudential Insurance Company   7.31% investment contract due July 25, 1997                  3,407,298    3,407,298
   Prudential Insurance Company   7.05% investment contract due December 1, 1997               4,737,845    4,737,845
   Sun Life Assurance Company     7.28% investment contract due June 10, 1999                  5,966,598    5,966,598
                                                                                             -----------  -----------
      Total investment contracts                                                             118,576,813  118,576,813
                                                                                             -----------  -----------
Common stock:
   Union Pacific Corporation **   34,567 shares of common stock                                1,367,637    2,078,341
   Union Pacific Res. Group Inc.**21,682 Shares of Stock                                         394,336      628,778
                                                                                             -----------  -----------
          Total common stock                                                                   1,761,973    2,707,119
                                                                                             -----------  -----------
Commingled Funds:
  Value Equity Fund:
   Invesco Institutional Series
    Trust Equity Fund             1,306,024.30 shares of commingled fund                      23,454,779   34,779,427
  Balanced Fund:
   Invesco Institutional Series
   Trust Flex Fund                631,950.44 shares of commingled fund                        12,784,799   16,683,492
  Growth Equity Fund:
   Invesco Common Stock Fund      182,021.37 shares of commingled fund                         6,190,402    7,495,640
  International Equity Fund:
   CGTC International Non-
    U.S. Equity Record            269,375.36 shares of commingled fund                         3,029,283    3,588,080
                                                                                             -----------  -----------
          Total commingled funds                                                              45,459,263   62,546,639
                                                                                             -----------  -----------

**Includes party-in-interest

                                                                                              Schedule 1
                                                                                             -----------
                                                                                             Page 3 OF 3
                        SOUTHERN PACIFIC RAIL CORPORATION
                                   THRIFT PLAN


           Item 27a - Schedule of Assets Held for Investment Purposes
                              (Modified Cash Basis)

                          Year ended December 31, 1996




                                                                         Cost        Current
                 Description of Investment                               basis        value
------------------------------------------------------------------       -----        -----
Temporary Investment Funds:
  Chase Temporary Investment Fund:
     Domestic Liquidity Fund                                      $  4,443,075  $  4,443,075
                                                                  ------------  ------------

        Total Temporary Investment Funds                             4,443,075     4,443,075
                                                                  ------------  ------------

        Total Investments                                         $170,241,124  $188,273,646
                                                                  ============  ============



**Includes party-in-interest

                                                                                                        Schedule 2
                                                                                                         ----------
                                                                                                        Page 1 of 1

                       SOUTHERN PACIFIC RAIL CORPORATION
                                   THRIFT PLAN

                 Item 27d - Schedule of Reportable Transactions
                              (Modified Cash Basis)

                          Year ended December 31, 1996



                                                                Purchase/               Number
                                        Transaction               sales      Gain/        of
 Issuer            Name                  type         Cost        price     (loss)    transactions
 ------            ----                  ----         ----        -----      ----     ------------
Chase Bank    Domestic Liquidity Fund  Purchase   $ 36,421,820      --        --          149
                                        Sale        34,989,193  34,989,193    --           83


Note: Reportable transactions are included as defined in 29 CFR 2520.103-6 of the Department of
      Labor's Rules and  Regulations for Reporting and Disclosure Under the Employee Retirement
      Income Security Act of 1974.  In general terms, reportable transactions are those transactions, or series of transactions when aggregated within the plan year, which involve an amount in excess of 5% of net assets available for plan benefits as of the beginning of the year.

